EXHIBIT 99.B

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated April 22, 2004, with respect to the financial statements of the Employee Savings and Profit Sharing Plan for Canadian Employees of NOVA Chemicals Corporation included in this Annual Report on Form 11-k for the year ended December 31, 2003.

Calgary, Canada	Chartered Accountants
June 30, 2004